Exhibit 4.1

RUDOLPH TECHNOLOGIES, INC.

3.75% CONVERTIBLE SENIOR NOTES DUE 2016

INDENTURE

Dated as of July 25, 2011

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.,

Trustee

i

INDENTURE dated as of July 25, 2011, between Rudolph Technologies, Inc., a Delaware corporation (“Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, organized and existing under the laws of the United States of America, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.75% Convertible Senior Notes due 2016:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01               Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

“Bid Solicitation Agent” means the Trustee or such other person as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit market bid quotations for the Notes in accordance with Section 10.01(b) hereof.

“Bloomberg” means Bloomberg LLP and any successor person serving a similar function.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday, or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that person.

“Cash Settlement Averaging Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date for such Note occurs prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following such Conversion Date, and (ii) if the Conversion Date for such Note occurs during the period beginning on, and including, the 45th Scheduled Trading Day prior to the Maturity Date, and ending at 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately prior to the Maturity Date, the 40 consecutive Trading Day period beginning on and including the 42nd Scheduled Trading Day prior to the Maturity Date.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the shares of common stock, $0.001 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer.

“Continuing Director” means a director who either was a member of the Board of Directors on the date of the Offering Circular or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the applicable Cash Settlement Averaging Period, one-fortieth (1/40th) of the product of (i) the applicable Conversion Rate in effect on such Trading Day and (ii) the Daily VWAP on such Trading Day.

“Daily Settlement Amount” for each of the 40 consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:

(a) cash equal to the lesser of (i) $25 and (ii) the Daily Conversion Value (the “Daily Cash Amount”); and

(b) if the Daily Conversion Value exceeds $25, a number of shares equal to (i) the difference between the Daily Conversion Value and $25, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Share Amount” means, for any Trading Day during the Cash Settlement Averaging Period applicable to any Note, a number of shares of the Common Stock equal to (i) the excess of the Daily Conversion Value for such Trading Day over the Principal Portion for such Trading Day, divided by (ii) the Daily VWAP for the Common Stock on such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RTEC.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means Notes that are in registered definitive form.

“Depositary” means DTC, or any successor thereto.

“DTC” means The Depository Trust Company.

“Ex-Dividend Date” means, for any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of such shares of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Notes.

“Freely Tradable” means, with respect to any Notes, that such Notes (i) are eligible to be sold by a person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Restricted Notes Legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary; provided that clauses (ii) and (iii) will apply only after the Free Trade Date.

“Free Transferability Certificate” means a certificate substantially in the form of Exhibit D.

A “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following events occurs:

(a)           a person or group, other than the Company, its Subsidiaries or any employee benefit plans of the Company or its Subsidiaries, has become the direct or indirect ultimate beneficial owner of Common Stock representing more than 50% of the voting power of Common Stock then outstanding; or

(b)           consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger involving the Company pursuant to which Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company or Subsidiaries, taken as a whole, to any person other than one of the Subsidiaries; provided, however, that a transaction where the holders of all classes of Common Stock immediately prior to such transaction that is a share exchange, consolidation or merger (each such holder, a “Pre-transaction Holder”) own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change, so long as the proportion of the respective ownership of each Pre-transaction Holder remains substantially the same relative to all other Pre-transaction Holders;

(c)           Continuing Directors cease to constitute at least a majority of the Board of Directors;

(d)           stockholders of the Company approve any plan or proposal for its liquidation or dissolution; or

(e)           Common Stock (or other common stock underlying the Notes) ceases to be listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

For purposes of defining a “Fundamental Change”:

(i)            the term “person” and the term “group” have the meanings given by Section 13(d) of the Exchange Act or any successor provisions;

(ii)           the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(iii)          the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions.

A Fundamental Change as a result of clause (b) above will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by the holders of Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of this transaction or transactions a unit of such consideration received by a holder of one share of Common Stock in the relevant transaction will be used to calculate the Daily VWAP.

“Global Note” means a permanent global Note that is in the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.

“Global Notes Legend” means the legend set forth as such in Exhibit A hereto.

“Holder” means a person or persons in whose name a Note is registered in the Register.

“Indebtedness” means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Payment Date” means each date specified as such in paragraph 1 of the Notes.

“Issue Date” means July 25, 2011.

“Last Reported Sale Price” means, for the Common Stock or any other Capital Stock on any day, means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock (or such other Capital Stock) is traded.  If Common Stock (or such other Capital Stock) is not listed for trading on a U.S.

national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the average of the last quoted bid and ask prices for Common Stock (or such other Capital Stock) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If Common Stock (or such other Capital Stock) is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for Common Stock (or such other Capital Stock) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Maturity Date” means July 15, 2016.

“Notes” means any of the Company’s 3.75% Convertible Senior Notes due 2016 issued under this Indenture.

“Offering Circular” means the offering circular for the offering and sale of the Notes dated July 19, 2011.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  One of the Officers executing the Officers’ Certificate pursuant to Section 4.03 shall be the principal executive officer, financial officer or accounting officer of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Preliminary Offering Circular” means the Preliminary Offering Circular for the offering and sale of the Notes dated July 18, 2011, as supplemented by the related pricing term sheet.

“Principal Amount” of a Note means the Principal Amount as set forth on the face of the Note.

“Principal Portion” means, for any Trading Day, an amount of cash equal to the lesser of (i) one-fortieth (1/40th) of $1,000 and (ii) the Daily Conversion Value for such Trading Day.

“Regular Record Date” means, with respect to any Interest Payment Date, the January 1 or the July 1 immediately preceding such Interest Payment Date.

“Resale Restriction Termination Date” means the date that is the later of (i) the date that is one year after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable laws.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes CUSIP” means CUSIP number 781268 AA5.

“Restricted Stock CUSIP” means CUSIP number 781268 107.

“Restricted Notes Legend” means a legend in the form set forth in Exhibit A hereto, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B hereto, or any other substantially similar legend indicating the restricted status of the Common Stock under Rule 144.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary,” as such term is defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount of such Note or such installment of interest is due and payable.

“Stock Price” means, for any Fundamental Change, (i) if the consideration for such Fundamental Change is comprised entirely of cash and such Fundamental Change is described in clause (b) of the definition of Fundamental Change, the amount of cash paid per share of the Common Stock in such Fundamental Change, and (ii) otherwise, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date for such Fundamental Change.

“Subsidiary” means (i) a corporation, a majority of whose Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company, or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or trustees, as the case may be, or other governing body of such person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means, except as otherwise provided in Section 10.03, a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then admitted for trading, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” means, per $1,000 Principal Amount of the Notes, for any day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million Principal Amount of the Notes at approximately 3:30 p.m., New York City time, on such day from three independent nationally recognized securities dealers that the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  Any such determination will be conclusive absent manifest error.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million Principal Amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of Notes for such day will be deemed to be less than 98% of the Trading Price Product for such day. If, on any day, the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 Principal Amount of Notes for such day will be deemed to be less than 98% of the Trading Price Product for such day.

“Transfer Agent Notice” means a notice substantially in the form of Exhibit E hereto.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Unrestricted Notes CUSIP” means CUSIP number 781268 AB3.

“Unrestricted Stock CUSIP” means CUSIP number 781270 103.

“Voting Stock” means, with respect to any corporation, association, company or business trust, stock or other securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, association, company or business trust, provided that, for the purposes hereof, stock or other securities which carry only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

Section 1.02                                              Other Definitions.

Term	Defined in
“Act”	1.05
“Additional Interest”	4.02(c)
“Agent Members”	2.02(b)
“Aggregate Share Amount”	10.03(a)
“Conversion Agent”	2.05(a)
“Conversion Date”	10.02(a)
“Conversion Notice”	10.02(a)(iv)
“Conversion Rate”	10.01
“Conversion Value”	10.03(a)
“Corporate Event”	10.01(d)
“Daily Cash Amount”	1.01
“Defaulted Interest”	11.02
“Event of Default”	6.01(a)
“Expiration Date”	10.05(e)
“Extension Fee”	6.04(a)
“Fundamental Change Effective Date”	10.07(a)
“Fundamental Change Notice”	3.03(a)
“Fundamental Change Notice Date”	3.03(a)
“Fundamental Change Repurchase Date”	3.02
“Fundamental Change Repurchase Notice”	3.03(c)
“Fundamental Change Repurchase Price”	3.02
“Legal Holiday”	12.09

Term	Defined in
“Make-Whole Fundamental Change”	10.07(a)
“Make-Whole Shares”	10.07(a)
“Mandatory Exchange Date”	2.10(c)(ii)
“Market Disruption Event”	10.03(f)(ii)
“Measurement Period”	10.01(b)
“Merger Event”	10.08(a)(iv)
“Merger Successor Corporation”	10.08(a)(iv)
“Notice of Default”	6.01(a)(x)
“Paying Agent”	2.05(a)
“Pre-transaction Holder”	1.01
“Protected Purchaser”	2.11
“Reference Property”	10.08(a)
“Register”	2.07(a)
“Registrar”	2.05(a)
“Reporting Event of Default”	6.04(a)
“Restricted Global Note”	2.10(c)(i)
“Restricted Note”	2.09(a)(i)
“Restricted Stock”	2.09(b)(i)
“Special Interest”	4.02(b)
“Spin-Off”	10.05(c)(ii)
“Temporary Notes”	2.13
“Trading Day”	10.03(f)(i)
“Trading Price Product”	10.01(b)
“transfer”	2.09(c)
“Unit of Reference Property”	10.08(a)
“Valuation Period”	10.05(c)(ii)

Section 1.03                                              Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04                                              Rules of Construction.  Unless the context otherwise requires:(1) a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including, without limitation;

(5)                                  words in the singular include the plural, and words in the plural include the singular;

(6)                                  all references to $, dollars, cash payments or money refer to United States currency; and

(7)                                  unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, Special Interest and the Extension Fee if any, payable in accordance with the terms of Sections 4.02(b), 4.02(c) or 6.04 hereof, as applicable.

Section 1.05                                              Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(a)                                  The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof (or electronic delivery).  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(b)                                 The ownership of Notes shall be proved by the Register.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(d)                                 If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE NOTES

Section 2.01                                            Designation, Amount and Issuance of Notes. (a)      The Notes shall be designated as “3.75% Convertible Senior Notes due 2016.”  The aggregate Principal Amount of Initial Notes that may be authenticated and delivered under this Indenture is limited to $60,000,000.  The Company may also issue an unlimited aggregate Principal Amount of additional Notes in accordance with Section 2.01(b).  Furthermore, from time to time, the Company may issue and execute, and the Trustee may authenticate, Notes delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.08, 2.11, 2.13, 3.07, 10.02 and 10.07 hereof.

(b)                                 The Company may, without the consent of the Holders, and notwithstanding Sections 2.01(a), increase the aggregate Principal Amount of the Notes issued under this Indenture by reopening this Indenture and issuing additional Notes with the same terms and the same CUSIP number as the Notes initially issued under this Indenture, which Notes shall be considered to be part of the same series of Notes as those initially issued hereunder; provided that the Company may not issue such additional Notes unless, for U.S. federal income tax and securities law purposes, such additional Notes shall be fungible with the Notes initially issued hereunder.  Prior to issuing any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, which Officers’ Certificate and Opinion of Counsel shall address (i) any matters required to be addressed under Section 12.04 hereof and (ii) any matters that the Trustee reasonably requests.

Section 2.02                                              Form of Notes.  General.  The Notes shall be substantially in the form of Exhibit A hereto, but may have any notations, legends or endorsements required by any applicable law (or regulation promulgated thereunder), stock exchange rule or usage, or any insertions, omissions or other variations otherwise permitted or required by this Indenture.  Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Note, the Company shall provide such notation, legend or endorsement, or such insertion, omission or other variation to the Trustee in writing.

Each Note shall bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto.

Notes that are Global Notes shall bear the Global Notes Legend set forth in Exhibit A hereto and the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

Notes that are Restricted Notes shall bear the Restricted Notes Legend set forth in Exhibit A hereto.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)                                  Initial and Subsequent Notes.  The Notes initially shall be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary.  Except to the extent provided in Section 2.08(c) hereof, all Notes shall be represented by one or more Global Notes.

(b)                                 Global Notes.  Each Global Note shall represent the aggregate Principal Amount of then outstanding Notes endorsed thereon and provide that it represents such aggregate Principal Amount of then outstanding Notes, which aggregate Principal Amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or repurchases by the Company.

Only the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, may endorse a Global Note to reflect the amount of any increase or decrease in the aggregate Principal Amount of then outstanding Notes represented thereby, and whenever the Holder of a Global Note delivers written instructions to the Trustee to increase or decrease the aggregate Principal Amount of then outstanding Notes represented by a Global Note in accordance with Section 2.08 hereof, the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, shall endorse such Global Note to reflect such increase or decrease in the aggregate Principal Amount of then outstanding Notes represented thereby.  None of the Trustee, the Company or any agent of the Trustee or the Company shall have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note or under such Global Note, and the

Company, the Trustee and any agent of the Company or the Trustee, may, for all purposes, treat the Depositary, or its nominee, if any, as the absolute owner and holder of such Global Note.

The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that Holders are entitled to take under this Indenture or the Notes, and, notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any interest in any Note.

Section 2.03                                              Denomination of Notes.  The Notes shall be issuable in registered form without coupons in denominations of $1,000 Principal Amount and integral multiples of $1,000 in excess thereof.

Section 2.04                                              Execution and Authentication.

(a)                                  A Note shall be valid only if executed by the Company and authenticated by the Trustee.

(b)                                 Execution.  The Notes shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Notes the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of authentication of such Notes.

(c)                                  Authentication.  A Note shall be deemed authenticated when a Responsible Officer of the Trustee manually signs the certificate of authentication on such Note.  A Responsible Officer of the Trustee shall manually sign the certificate of authentication on a Note only if (i) the Company delivers such Note to the Trustee, (ii) such Note is validly executed by the Company in accordance with Section 2.04(b) hereof, and (iii) the Company delivers, before or with such Note, a Company Order setting forth (A) a request that the Trustee authenticate such Note; (B) the Principal Amount of such Note; (C) the name of the registered holder of such Note; (D) the date on which such Note is to be authenticated; and (E) any insertions, omissions or other variations, or notations, legends or endorsements permitted under Section 2.02 hereof and applicable to such Note.  If the Company Order also specifies that the Trustee must deliver such Note to the registered Holder or the Depositary, the Trustee shall promptly deliver such Note in accordance with such Company Order.  Each Note shall be dated the date of its authentication

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.04 if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

The Trustee may appoint an authenticating agent.  If the Trustee appoints an authenticating agent and such authenticating agent is reasonably acceptable to the Company, such authenticating agent may authenticate a Note whenever the Trustee may authenticate such Note; provided, however, that such authenticating agent may not authenticate any Notes pursuant to Section 2.13 hereof.  For purposes of this provision, each reference in this Indenture to authentication by the Trustee shall be deemed to include authentication by an authenticating agent, and an authenticating agent shall have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.05                                              Registrar, Paying Agent and Conversion Agent.

(a)                                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange for other Notes (“Registrar”), an office or agency where Notes may be presented for repurchase or payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where any notices and demands to or upon the Company with respect to the Notes and this Indenture may be served.  The Company may have one or more registrars, one or more additional paying agents and one or more additional conversion agents.  The Company may change the Paying Agent or the Registrar without prior notice to the Holders.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.04.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.04.  The term Registrar includes any additional Registrars, including any named pursuant to Section 4.04.

(b)                                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent (other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company may act as Paying Agent, Registrar, or co-registrar.

(c)                                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes and its agency at the Corporate Trust Office of the Trustee, as a place where Definitive Notes may be presented for payment of principal or interest, for conversion or for registration of transfer or exchange.

(d)                                 The Company shall pay principal of and interest on Global Notes registered in the name of or held by DTC or its nominee in immediately available funds to The DTC or its nominee, as the case may be, as the registered holder of such Global Note.

Section 2.06                                              Money Held in Trust.  Except as otherwise provided herein, by no later than 1:00 p.m., New York City time, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.  If the Company or a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.07                                              Noteholder Lists.

(a)                                  The Registrar shall keep a register for the recordation of, and will record, the names and addresses of Holders, the Notes held by each Holder and the transfer, exchange, repurchase and conversion of Notes (the “Register”).  The entries in the Register will be conclusive, and the parties may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture.  The Register will be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

(b)                                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08                                              Transfer and Exchange.

(a)                                  Provisions Applicable to All Transfers and Exchanges.

(i)                                                 Subject to the restrictions set forth in this Section 2.08, Definitive Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired.  Each such transfer or exchange of Definitive Notes will be noted by the Registrar in the Register.  Each such transfer or exchange of beneficial interests in Global Notes is subject to provisions of Section 2.08(b) below.

(ii)                                              All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)                                           No service charge will be imposed on any Holder of a Definitive Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge imposed in connection with such transfer or exchange.

(iv)                                          Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-registrar will be required to exchange or register a transfer of any Note (i) surrendered for conversion, except to the extent that any portion of such Note has not been surrendered for conversion or (ii) subject to a Fundamental Change Repurchase Notice validly delivered pursuant to Section 3.03 hereof, except to the extent any portion of such Note is not subject to a Fundamental Change Repurchase Notice.

(v)                                             The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)                                 In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.08(c) hereof:

(i)                                                 all Notes will be represented by one or more Global Notes;

(ii)                                              every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.09 hereof); and

(iii)                                           each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)                                  Transfer and Exchange of Global Notes.

(i)                                                 Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Definitive Notes if the Depositary delivers notice to the Company that:

(A)                  the Depositary is unwilling or unable to continue to act as Depositary; or

(B)                    the Depositary is no longer registered as a clearing agency under the Exchange Act;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 60 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 2.04 hereof, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04 hereof, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate Principal Amount of Definitive Notes equal to the aggregate Principal Amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Definitive Notes are required to bear under Section 2.09 hereof.

(ii)                                              In addition, if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Definitive Notes by delivering a written request to the Registrar.

(iii)                                           In addition, beneficial interests in a Global Note may be exchanged for a Definitive Note upon request of a Depositary participant by written notice given to the Trustee by or on behalf of the Depositary in accordance with the Applicable Procedures.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate Principal Amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company shall, in accordance with Section 2.04 hereof, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04 hereof, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Definitive Notes registered in such owner’s name having an aggregate Principal Amount equal to the aggregate Principal Amount of such beneficial interest and bearing any legends that such Definitive Notes are required to bear under Section 2.09 hereof; and (C) the Registrar, in accordance with the Applicable Procedures, will cause the Principal Amount of such Global Note to be decreased by the aggregate Principal Amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with its customary procedures and the Applicable Procedures.

(d)                                 Transfer and Exchange of Definitive Notes.  If Definitive Notes are issued, a Holder may:

(i)                                                 transfer a Definitive Note by: (A) surrendering such Definitive Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Definitive Note is a Restricted Note, delivering the transfer certificate attached hereto as Exhibit C and any other documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.09 hereof and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.08 and Section 2.09 hereof.  Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.04 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04 hereof, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Notes, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 2.09 hereof.

(ii)                                              exchange a Definitive Note for other Definitive Notes of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.04 hereof.  Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04 hereof, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Definitive Notes are to bear under Section 2.09 hereof.

(iii)                                           transfer or exchange a Definitive Note for a beneficial interest in a Global Note by (A) surrendering such Definitive Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.04 hereof; (B) if such Definitive Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.09 hereof and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.08 and Section 2.09 hereof; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase.  Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Definitive Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Principal Amount of Notes represented by such Global Note to be increased by the aggregate Principal Amount of such Definitive Note, and will credit or cause to be credited the account of the person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate Principal Amount of such Definitive Note.  If no Global Notes are then outstanding, the Company, in accordance with Section 2.04 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04 hereof, authenticate, a new Global Note in the appropriate aggregate Principal Amount.

Section 2.09                                              Transfer Restrictions.

(a)                                  Restricted Notes.

(i)                                                 Every Note (and all securities issued in exchange therefor or substitution thereof, except any shares of the Common Stock issued upon conversion thereof)

that bears, or that is required under this Section 2.09 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.”  Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the Restricted Notes CUSIP unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)                                              Until the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend unless:

(A)                  such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B)                    such Note was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C)                    the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.

(iii)                                           In addition, until the Resale Restriction Termination Date:

(A)                  no transfer of any Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Note, with the appropriate box checked, to the Trustee; and

(B)                    the Registrar will not register any transfer of any Note that is a Restricted Note to a person that has been an affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding the date of such proposed transfer.

(iv)                                          On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

(b)                                 Restricted Stock.

(i)                                                 Every share of Common Stock that bears, or that is required under this Section 2.09 to bear, the Restricted Stock Legend will be deemed to be

“Restricted Stock.”  Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear the Restricted Stock CUSIP, unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)                                              Until the Resale Restriction Termination Date, any share of Common Stock issued upon the conversion of a Note will be issued in definitive form and will bear the Restricted Stock Legend unless:

(A)                  such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;

(B)                    such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;

(C)                    such Note, regardless of whether bearing the Restricted Notes Legend, was not, at the time of its conversion, required to bear the Restricted Notes Legend pursuant to Section 2.09(a) hereof and such Common Stock was issued to a person other than (1) the Company or (2) an affiliate of the Company; or

(D)                   the Company delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

(iii)                                           On and after the Resale Restriction Termination Date, any share of the Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend.

(c)                                  As used in this Section 2.09, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 2.10                                              Expiration of Restrictions.

(a)                                  Definitive Notes.  Any Definitive Note (or any Note issued in exchange or substitution therefor) that bears the Restricted Notes Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new Note or Notes of like tenor and aggregate Principal Amount that do not bear the Restricted Notes Legend unless the Company reasonably determines that, to comply with law, such Note must bear the Restricted Notes Legend.  To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.08 hereof and deliver to the Registrar any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b)                                 Common Stock.  Any certificate representing shares of Common Stock that bears the Restricted Stock Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new certificate or certificates representing such shares of Common Stock that do not bear the Restricted Stock Legend unless the Company reasonably determines that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend.  To exercise such right of exchange, the Holder of such Common Stock must surrender such shares of Common Stock in accordance with the procedures of the transfer agent for the Common Stock at such time and deliver to such transfer agent any additional documentation reasonably required by the Company or the transfer agent for Common Stock in connection with such exchange.

(c)                                  Global Notes; Resale Restriction Termination Date.

(i)                                                 If, on the Resale Restriction Termination Date, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.09 hereof.

(ii)                                              To effect such automatic exchange, the Company will (A) deliver to DTC an instruction letter for DTC’s mandatory exchange process at least 15 days immediately prior to the Resale Restriction Termination Date and (B) deliver (1) to each of the Trustee and the Registrar a duly completed Free Transferability Certificate and (2) to the transfer agent for the Common Stock, the Transfer Agent Notice, in each case, as promptly as practicable after the Resale Restriction Termination Date.  The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate and the transfer agent for the Common Stock has received the Transfer Agent Notice will be known as the “Mandatory Exchange Date.”

(A)                  Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar and receipt of the Transfer Agent Notice by the transfer agent for the Common Stock:

(1)                      the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the Restricted Notes CUSIP will be deemed removed from each of such Global Notes and deemed replaced with the Unrestricted Notes CUSIP;

(2)                      the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes and the Restricted Stock CUSIP will be deemed removed from each such share of Common Stock and deemed replaced with the Unrestricted Stock CUSIP; and

(3)                      thereafter, any shares of Common Stock issued upon conversion of the Notes will be assigned the Unrestricted Stock CUSIP and will not bear the Restricted Stock Legend (except as provided in Section 2.09(b) hereof).

(B)                    Promptly after the Mandatory Exchange Date, the Company will provide Bloomberg with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are now identified by the Unrestricted Notes CUSIP.

(iii)                                           Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures, and the Trustee will cooperate with the Company in its efforts to cause each Global Note to be identified by the Unrestricted Notes CUSIP in the facilities of the Depositary on the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(iv)                                          Notwithstanding anything to the contrary in Sections 2.10(c)(i), (ii) or (iii) hereof, the Company will not be required to deliver the Free Transferability Certificate or the Transfer Agent Notice if it reasonably believes that removal of the Restricted Notes Legend or the Restricted Stock Legend or the changes to the CUSIP numbers for the Notes or the Common Stock issuable upon the conversion of the Notes could result in or facilitate transfers of the Notes or the Common Stock issuable upon the conversion of the Notes in violation of applicable law.

Section 2.11                                              Replacement Notes.  If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (a “Protected Purchaser”), the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

(a)                                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or repurchase such Note, as the case may be.

(b)                                 Upon the issuance of any new Notes under this Section 2.11, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(c)                                  Every new Note issued pursuant to this Section 2.11 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d)                                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.12                                              Outstanding Notes.

(a)                                  Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.11 and delivered to it for cancellation and those described in this Section 2.12 as not outstanding.  A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite Principal Amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

(b)                                 If a Note is replaced pursuant to Section 2.11, the replaced Note ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Note is held by a Protected Purchaser.

(c)                                  If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Repurchase Date or on Stated Maturity, money sufficient to pay all Notes payable on that date, then immediately after such Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding, and interest on such Notes shall cease to accrue whether or not the Note is delivered to the Paying Agent.

(d)                                 If a Note is converted in accordance with Article 10 hereof, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

(e)                                  In addition, if the Company, any other obligor or an Affiliate of the Company or an Affiliate of such other obligor holds a Note, such Note will be disregarded and deemed not to be outstanding for purposes of determining whether the Holders of the requisite aggregate Principal Amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder.  Subject to the foregoing, only Notes outstanding at the time of any such determination will be considered in such determination (including, determinations pursuant to Articles 6 and 9 hereof).

Section 2.13                                              Temporary Notes.  Pending the preparation of Definitive Notes, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Notes (“Temporary Notes”) which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Temporary Notes may determine, as conclusively evidenced by their execution of such Temporary Notes.

If Temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.04, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount of Definitive Notes of authorized denominations.  Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.14                                              Cancellation.  All Notes surrendered for payment, repurchased by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it at the written direction of the Company.  The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.15                                              Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the Principal Amount, Fundamental Change Repurchase Price, and interest, on such Note, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.16                                              Additional Notes; Repurchases.  The Company may also from time to time repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.  Any Notes repurchased by the Company shall be retired and no longer be outstanding under the Indenture.

Section 2.17               CUSIPs.  Until the Restricted Notes Legend is removed from a Note pursuant to Section 2.10 hereof, the Company shall use the Restricted Notes CUSIP and ISIN numbers (if then generally in use) for such Note.  After the Restricted Notes Legend is removed from a Note pursuant to Section 2.10 hereof, the Company shall use the Unrestricted Notes CUSIP number for such Note.  The Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee will have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in, or omission of, such numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.18               Ranking.  The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute a general unsecured obligation of the Company, ranking equal in right of payment to all other existing and future senior unsecured and unsubordinated indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

ARTICLE III

REPURCHASES

Section 3.01               No Company Right to Redeem.  The Company will not have any right to redeem the Notes before the Maturity Date.

Section 3.02               Repurchase of Notes at Option of the Holder Upon Fundamental Change.  If prior to the Stated Maturity, there shall have occurred a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all or any portion of such Holder’s Note such that the Principal Amount of such Note equals $1,000 or an integral multiple of $1,000 in excess thereof at a repurchase price specified in paragraph 5 of the Notes (the “Fundamental Change Repurchase Price”), as of the date specified by the Company in the Fundamental Change Notice for such Fundamental Change that is no earlier than 20 calendar days, and no later than 35 calendar days, after the Fundamental Change Notice Date (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.03.

Section 3.03               Fundamental Change Notice.

(a)           On or before the 20th calendar day immediately following the effective date of a Fundamental Change, the Company shall deliver a written notice of the occurrence of the

Fundamental Change and of the resulting repurchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”) to the Trustee, the Paying Agent and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners of a Global Note, as required by applicable law).  The Fundamental Change Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(i)            briefly, the events causing a Fundamental Change;

(ii)           the effective date of such Fundamental Change;

(iii)          the last date by which the Fundamental Change Repurchase Notice pursuant to this Article 3 must be given;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         if applicable, the applicable Conversion Rate and any adjustments thereto;

(viii)        if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted pursuant to Article 10 hereof only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)           the procedures a Holder must follow to exercise rights under this Article 3;

(x)            that Notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Repurchase Price;

(xi)           that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Business Day following the later of the Fundamental Change Repurchase Date and the time of surrender of such Note;

(xii)           briefly, the conversion rights of the Notes;

(xiii)         the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiv)        that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price and interest due, if any, interest on Notes surrendered for repurchase will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xv)         the CUSIP and ISIN numbers of the Notes.

Simultaneously with providing such Fundamental Change Repurchase Notice, the Company will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(b)           Failure or Defect.  Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 3.

(c)           To exercise its rights specified in Section 3.02, a Holder must deliver the Notes to be repurchased, duly endorsed for transfer, together with a written notice of repurchase (a “Fundamental Change Repurchase Notice”) and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the Notes duly completed, to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date.  If the Notes are not in certificated form, the Holder must comply with DTC’s procedures for surrendering interests in Global Notes. The Fundamental Change Repurchase Notice must state:

(i)            if Definitive Notes have been issued, the certificate number of the Notes (or, if the Holder’s Notes are not certificated, the Holder’s notice must comply with the Applicable Procedures);

(ii)           the portion of the Principal Amount of the Note which the Holder will deliver to be repurchased, which portion must have a Principal Amount equal to $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)          that such Note shall be repurchased pursuant to the terms and conditions specified in this Section 3.03 and Section 3.02 of this Indenture and the applicable provisions of the Notes.

The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Article 3 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Note if the Principal Amount repurchased equals $1,000 or an integral multiple of

$1,000 in excess thereof.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.03 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04(b).

(d)           The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(e)           The Company shall not be required to comply with this Section 3.03 if a third party mails a written notice of Fundamental Change in the manner, at the times and otherwise in compliance with this Section 3.03 and repurchases all Notes for which a Fundamental Change Repurchase Notice shall be delivered and not withdrawn.

Section 3.04               Effect of Fundamental Change Repurchase Notice.

(a)           Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.03, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following clause 3.04(b) below) thereafter be entitled to receive solely the Fundamental Change Repurchase Price upon delivery or transfer of the Note.  Holders shall receive payment of such Fundamental Change Repurchase Price on the later of (i) the Fundamental Change Repurchase Date and (ii) the time of book-entry transfer or delivery of the Note to the Paying Agent in accordance with Section 3.03.  If the Paying Agent holds funds on the Fundamental Change Repurchase Date sufficient to pay the Fundamental Change Repurchase Price of the Note for which the Holder has surrendered and not withdrawn its Fundamental Change Repurchase Notice, then:

(i)                the Note shall cease to be outstanding and interest thereon shall cease to accrue (whether or not book-entry transfer of the Note is made or whether or not the Note is delivered to the Paying Agent); and

(ii)               All other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Note).

Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

(b)           A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Fundamental Change Repurchase Date specifying:

(i)                the certificate numbers of the Notes being withdrawn (or, if the Holder’s Notes are not Definitive Notes, the Holder’s notice must comply with the Applicable Procedures),

(ii)               the Principal Amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii)              the Principal Amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Notice, which must be $1,000 or an integral multiple thereof and which has been or will be delivered for repurchase by the Company.

(c)           Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Note or a portion of a Definitive Note, return such Note or portion of a Note to such Holder, and (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest.

(d)           If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 3.05               Covenant Not to Repurchase Notes in Certain Circumstances.  There shall be no repurchase of any Notes pursuant to this Article 3 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an acceleration (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.06               Deposit of Fundamental Change Repurchase Price.  Prior to 1:00 p.m., New York City time, on or prior to the third Business Day following the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 hereof) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

Section 3.07               Notes Repurchased in Part.  Any Definitive Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute, and the Trustee shall authenticate and deliver, to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination or denominations requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not repurchased.  If any Global Note is repurchased in part, the Company shall instruct the Registrar to decrease the Principal Amount of such Global Note by the Principal Amount repurchased. Any Notes that are repurchased or owned by the Company whether or not in connection with a Fundamental Change shall be submitted to the Trustee for cancellation in accordance with Section 2.14 and will be duly retired by the Company.

Section 3.08               Covenant to Comply With Securities Laws Upon Repurchase of Notes.  In connection with any offer to repurchase or repurchase of Notes under Section 3.02 hereof, the Company shall, to the extent applicable, (i) comply with Rule 13e-4 (or any successor provision) and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable U.S. federal and state securities laws so as to permit the rights and obligations under Section 3.02 to be exercised hereof in the time and in the manner specified in Sections 3.02 and 3.03 hereof.

Section 3.09               Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 10 of the Notes, together with interest thereon (subject to the provisions of Section 7.01(e)), held by them for the payment of the Fundamental Change Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Repurchase Price, with respect to, the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company together with interest thereon, if any (subject to the provisions of Section 7.01(e)).

ARTICLE IV

COVENANTS

Section 4.01               Payment of Notes.  The Company shall promptly make all payments of the principal of, Fundamental Change Repurchase Price for, interest on, and the Conversion Value in respect of, the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture.  Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 1:00 p.m., New York City time, by the Company.  Principal Amount, Fundamental Change Repurchase Price and interest, as well as the cash portion of the Conversion Value, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts when due.  The portion of the Conversion Value that consists of Common Stock (or other securities) shall be considered paid on the applicable date due if on such date the transfer agent for the Common Stock holds, in accordance with this Indenture, a number of shares of Common Stock (or other securities) sufficient to pay all such amounts then due.  All references in this indenture to “interest” shall include Additional Interest, Special Interest and the Extension Fee, if any.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.

Section 4.02               SEC and Other Reports; 144A Information.

(a)           The Company shall deliver to the Trustee copies of all quarterly and annual reports that the Company is required to deliver to the SEC on Forms 10-Q and 10-K, and any other documents, information or other reports that the Company is required to file with the SEC under Sections 13 or 15(d) of the Exchange Act (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) within 15 days after the date on which the Company is required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall, if any Note or any shares of Common Stock issuable upon the conversion of a Note constitutes a “restricted security” within the meaning of Rule 144, upon the request of the Holder, beneficial owner or prospective purchaser of such Note or Common Stock, promptly furnish or cause to be furnished to such Holder, beneficial owner or any prospective purchaser designated by such Holder or beneficial owner, all of the information that such prospective purchaser is required to receive under Rule 144A(d)(4) of the Securities Act for such Note or Common Stock to be resold to such prospective purchaser under the exemption from registration provided by Rule 144A. The Company will take such further action as any Holder or beneficial owner of such Note or Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Note or Common Stock in accordance with Rule 144A.

Documents (other than Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q) filed by the Company with the SEC via the EDGAR system will be deemed to be delivered to the Trustee at the time such document is filed via the EDGAR system; provided, however, that the Trustee will have no responsibility whatsoever to determine whether the Company has made any filing via the EDGAR system.

The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)           If, at any time during the period beginning on, and including, the date that is six months after the last date of original issuance of the Notes and ending on, but not including, the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company fails to timely file (after giving effect to any grace period provided by Rule 12b-25) any document or report that it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), or the Notes are not otherwise Freely Tradable (as a result of restrictions pursuant to U.S. securities law, the terms of this Indenture or the terms of the Notes), the Company shall pay additional interest (the “Special Interest”) on the Notes.  The Special Interest will accrue at a rate equal to 0.50% per annum on the Principal Amount of then outstanding Notes on each day during such period for which the failure of the Company to file has occurred and is continuing or the Notes are not Freely Tradable.  Any Special Interest payable on a Note will be payable at the same time, in the same manner and to the same Holder as the stated interest on such Note.

(c)           In addition, if the Notes are not Freely Tradable (without restrictions pursuant to U.S. securities law, the terms of this Indenture or the terms of the Notes) at all times on and after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company shall pay additional interest (the “Additional Interest”) on the Notes.  The Additional Interest will accrue on each day on and after the Free Trade Date on which the Notes are not so Freely Tradable.  Each time the Additional Interest accrues, it will accrue at a rate of 0.50% per annum on the Principal Amount of then outstanding Notes.  Any Additional Interest payable on a Note will be payable at the same time, in the same manner and to the same Holder as the stated interest on such Note.

(d)           Notwithstanding anything to the contrary in the foregoing Sections 4.02(b) and (c), if, on any day, (i) the Company has filed a shelf registration statement for the resale of the Notes and any Common Stock issued upon conversion of the Notes, (ii) such shelf registration statement is effective and usable by Holders for the resale of the Notes and any Common Stock issued upon conversion of the Notes, and (iii) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A, then neither Special Interest nor Additional Interest will accrue on such day.

(e)           If the Company is required to pay Special Interest or Additional Interest on any Note, no later than three Business Days prior to the date on which such Special Interest or Additional Interest is scheduled to be paid, the Company shall provide to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) an Officers’ Certificate, which Officers’ Certificate will state (i) that the Company is obligated to pay Special Interest and Additional Interest, as applicable, pursuant to this Section 4.02, (ii) the amount of such Special Interest and Additional Interest, as applicable, that the Company is required to pay under this Section 4.02, (iii) the amount of such Special Interest and Additional Interest, as applicable, that the Company will pay, (iv) the scheduled date on which such Special Interest and Additional Interest, as applicable, will be paid to Holders and (v) a direction that the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) pay such Special Interest and Additional Interest, as applicable, to the extent it receives funds from the Company to do so, on the scheduled payment date for such Special Interest and Additional Interest, as applicable.  The Trustee will not have any duty or responsibility to any Holder to determine whether any Special Interest and Additional Interest is payable, or, if any Special Interest or Additional Interest is payable, the amount of such Special Interest or Additional Interest that is payable.

Section 4.03               Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2011) an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is, or was during the previous fiscal year, in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04               Maintenance of Office or Agency.  The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange for other Notes, repurchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Trustee’s office specified in Section 12.02 shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time and in accordance with Section 2.05 hereof, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Section 4.05               Restriction on Repurchases.  The Company agrees not to repurchase or otherwise acquire any Notes without canceling such Notes.  In addition, the Company agrees that it will not permit any affiliates of the Company (within the meaning of Rule 144) or persons that are not affiliates of the Company (within the meaning of Rule 144) but were affiliates of the Company (within the meaning of Rule 144) within the three immediately preceding months to resell any Notes that have been reacquired by any of them, except in transactions registered under the Securities Act.

Section 4.06               Corporate Existence.  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company.

Section 4.07               Par Value Limitation.  The Company shall not take any action that, after giving effect to any adjustment pursuant to Sections 10.05 or 10.06 hereof, would result in the Conversion Price becoming less than the par value of one share of Common Stock.

Section 4.08               Stay, Extension and Usury Laws.  The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01               When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other person or sell, convey, transfer or lease all or substantially all its properties and assets to another person, unless:

(a)           either (i) the Company shall be the continuing corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease all or substantially all the properties and assets of the Company (A) shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person (if other than the Company) formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.08, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.  Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

(a)           Each of the following is an “Event of Default”:

(i)                Default in any payment of interest on any Note when due and payable if the default continues for a period of 30 days;

(ii)               Default in the payment of the Principal Amount of any Note when due and payable at its Stated Maturity, upon required repurchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise;

(iii)              the Company fails to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right;

(iv)              the Company fails to comply with its obligation under Article 5;

(v)               the Company fails to comply in all material respects with its notice obligations under Section 3.03 or under Sections 10.01(c) or (d), in each case when due; (for the avoidance of doubt, if the Company fails to timely deliver any notice described under Section 3.03 or Sections 10.01(c) or (d) on the date when due, such failure will constitute a failure to comply in all material respects with the Company’s notice obligations under Section 3.03 or under Section 10.01(c) or (d), as the case may be);

(vi)              the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (i) through (v) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(vii)             Default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness in excess of $10 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created (1) resulting in such Indebtedness becoming or being declared due and payable or (2) constituting a failure to pay the principal of, or interest on, any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, in each of clauses (1) and (2), where such Indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days;

(viii)            a final judgment for the payment of $10 million or more rendered against the Company or any of its Subsidiaries if such amount is not covered by insurance or an indemnity and is not discharged or stayed within 30 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

(ix)               the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

(A)      commences a voluntary case or proceeding;

(B)       consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)       consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)      makes a general assignment for the benefit of its creditors;

(E)       files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)       consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(x)                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)      is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt; or

(B)       appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C)       orders the winding up or liquidation of the Company or any Significant Subsidiary; and

(D)      the order or decree remains unstayed and in effect for 60 days.

A Default under clause (vi) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (vi) above after actual receipt of such notice.  Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

(b)           The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto

Section 6.02           Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(a)(ix) or (x) in respect of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount through the date of declaration, and any accrued and unpaid interest through the date of such declaration, on all the Notes to be immediately due and payable.  Upon such a declaration, such Principal Amount, and such accrued and unpaid interest if any, shall be due and payable immediately.  If an Event of Default specified in Section 6.01(ix) or (x) in respect of the Company occurs and is continuing, the Principal Amount plus accrued and unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived other than the nonpayment of the Principal Amount and interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03           Other Remedies.   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount plus any accrued and unpaid interest, if any, on, or the Conversion Value with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence, in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04           Sole Remedy for Failure to Report.

(a)           General.  Notwithstanding anything to the contrary in the Notes or in this Indenture, the Company may elect that the sole remedy for any Event of Default specified in Section 6.01(a)(vi) hereof relating to the Company’s failure to file reports with the Trustee as required under Section 4.02 hereof (a “Reporting Event of Default”) will, for the period beginning on the date on which such Reporting Event of Default first occurred and ending on the earlier of (A) the date on which such Reporting Event of Default is cured or validly waived in accordance with Section 6.05 hereof and (B) the 180th day immediately following the date on which such Reporting Event of Default first occurred, consist exclusively of the right to receive additional interest (the “Extension Fee”) on the Notes.  Such Extension Fee will accrue at a rate equal to 0.25% per annum on the Principal Amount of the Notes outstanding for each day during the period beginning on, and including, the date on which the Reporting Event of Default first occurred and ending on the earlier of (i) the date on which the Reporting Event of Default is cured or validly waived or (ii) the 90th day immediately following, and including, the date on which the Reporting Event of Default first occurred; and, if such Reporting Event of Default has not been cured or validly waived prior to the 91st day immediately following, and including, the date on which such Reporting Event of Default first occurred, 0.50% per annum of the Principal Amount of the Notes then outstanding for each day during the period beginning on, and including, the 91st day immediately following and including the date on which such Reporting Event of Default first occurred and ending on the earlier of (i) the date on which such Reporting Event of Default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such Reporting Event of Default first occurred.

(b)           If (i) a Reporting Event of Default occurs and the Company elects that the sole remedy with respect to such Reporting Event of Default will be the Extension Fee and (ii) on the 181st day immediately following, and including, the date on which such Reporting Event of Default first occurred, such Reporting Event of Default has not been cured or validly waived in accordance with Section 6.05 hereof, the Notes will immediately become subject to acceleration under Section 6.02(a) hereof on account of such Reporting Event of Default.

(c)           To elect to pay the Extension Fee as the sole remedy for a Reporting Event of Default, the Company must deliver written notice of such election to the Holders, the Paying Agent and the Trustee prior to the date on which such Reporting Event of Default first occurs.  Any such notice must include a brief description of the report that the Company failed, or will fail, to file, a statement that the Company is electing to pay the Extension Fee and the date on which such Reporting Event of Default will occur.

If a Reporting Event of Default occurs and the Company fails to timely deliver such notice for such Reporting Event of Default, the Notes will immediately be subject to acceleration under Section 6.02(a) hereof on account of such Reporting Event of Default.

(d)           Notwithstanding anything to the contrary herein, if the Company elects to pay the Extension Fee with respect to any Reporting Event of Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

(e)           The Extension Fee shall accrue in addition to any Special Interest payable pursuant to Section 4.02(b) or any Additional Interest payable pursuant to Section 4.02(c).

Section 6.05           Waiver of Past Defaults.  Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may rescind any acceleration of the Notes and waive an existing or past Default and its consequences except (a) an uncured Event of Default described in Section 6.01(a)(i), (ii) or (iii), or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 6.05 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06           Control by Majority.  The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or could, in reasonable likelihood, impose personal liability upon the Trustee unless the Trustee is offered indemnity and/or security satisfactory to it.  In addition, prior to taking any action hereunder, the Trustee will be entitled to indemnification and/or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.  This Section 6.06 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.07           Limitation on Suits.  Except to enforce the right to receive payment of Principal Amount or interest on the Notes when due, or the right to receive payment or delivery of the amount of cash and number of shares of Common Stock, if any, due upon conversion of a Note, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)           the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of such written notice, request and offer of security or indemnity; and

(e)           the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding do not give the Trustee a written direction that, in the opinion of the trustee, is inconsistent with such request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.08           Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Fundamental Change Repurchase Price, and interest in respect of the Notes held by such Holder on or after the respective due dates expressed in the Notes, and to convert the Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09           Collection Suit by Trustee.  If an Event of Default described in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(a)(iii) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.07 hereof and, to the extent lawful, default interest as described in paragraph 7 of the Notes thereon.

Section 6.10           Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Fundamental Change Repurchase Price, and interest in respect of, the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the Principal Amount, Fundamental Change Repurchase Price, or interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

(c)           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11           Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders, for amounts due and unpaid on the Notes for the Principal Amount, Fundamental Change Repurchase Price, interest, and the Conversion Value, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD:  the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.12           Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate Principal Amount of the Notes at the time outstanding.  This Section 6.12 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.13           Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Fundamental Change Repurchase Price, interest and the Conversion Value in respect of, Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.01           Duties of Trustee.  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a)           Except during the continuance of an Event of Default:

(i)                the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(b)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                this paragraph (b) does not limit the effect of paragraph (a) of this Section 7.01;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)              the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06; and

(iv)              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (d) and (e) of this Section 7.01.

(d)           The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

(e)           Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02           Rights of Trustee.  Subject to its duties and responsibilities under the provisions of Section 7.01, and subject also to its duties and responsibilities under the TIA:

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate;

(c)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e)           the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

(h)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, including, without limitation, any Company Request, Company Order or Officers’ Certificate, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation or lack thereof;

(i)            the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee received written notice of an event which is in fact such a Default or Event of Default, and such notice references the Notes and this Indenture, describes the event with specificity, and alleges that the occurrence of this event is a Default or an Event of Default under this Indenture;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder;

(k)           the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)            the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(m)          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03           Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Section 7.10.

Section 7.04           Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use or application of the proceeds from the Notes, it shall not be responsible for any statement in the registration statement for the Notes under the Securities Act or in this Indenture or the Notes (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05           Notice of Defaults.  If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after the Trustee gains knowledge of the Default unless such Default shall have been cured or waived before the giving of such notice.  Except in the case of a Default described in Section 6.01(a)(i), (ii) or (iii), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.  The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default in the manner described in Section 7.02(i).

Section 7.06           Reports by Trustee to Holders.  Within 60 days after each May 15 beginning with May 15, 2012, the Trustee shall transmit to each Holder such reports as may be required under Section 313 of the TIA.

Section 7.07           Compensation and Indemnity.  The Company agrees:

(a)           to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)                                  to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) reasonably incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section 7.07.

To secure the Company’s payment obligations in this Section 7.07, Holders shall have been deemed to have granted to the Trustee a lien prior to the Notes on all money, Common Stock or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Fundamental Change Repurchase Price, interest or Conversion Value, as the case may be, on particular Notes.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(ix) or (x), its expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                                Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08.  The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee and the Company.  The Company shall remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged bankrupt or insolvent;

(c)                                  a receiver or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of the Board of Directors, a successor Trustee.

(e)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company.  Thereupon and upon payment of the outstanding fees and expenses (including, but not limited to, attorneys’ fees and expenses) of the resigning or removed Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(f)                                    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

(g)                                 If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(h)                                 The resignation or removal of a Trustee shall not diminish, impair or terminate its rights to indemnification pursuant to Section 7.07 as they relate to periods prior to such resignation or removal.

Section 7.09                                Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

(a)                                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and

(b)                                 in case at that time any of the Notes have not been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10                                Eligibility; Disqualification.  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.11                                Preferential Collection of Claims Against Company.  The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12                                Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action will be taken or such omission will be effective.  The Trustee will not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date will not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer has consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee has received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

SATISFACTION AND DISCHARGE

Section 8.01                                Discharge of Liability on Notes.  When (a) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.11) for cancellation or (b) all outstanding Notes have become due and payable and the Company deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any Subsidiary or any Affiliate of either of them) or the Conversion Agent cash or, if expressly permitted by the terms of the Notes and this Indenture, deposits with the stock transfer agent of the Company Common Stock (solely to satisfy the rights of Holders granted in Article 10), to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.11), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate stating that the consideration being given is expressly permitted by the terms of the Notes and that all conditions precedent to the discharge of this Indenture have been complied with by the Company and an Opinion of Counsel that all conditions precedent to the discharge of the Indenture have been complied with and that such satisfaction and discharge does not violate the terms of this Indenture or the Notes, and at the cost and expense of the Company.  The Trustee shall be allowed to conclusively rely on such Officers’ Certificate and Opinion of Counsel.

Section 8.02                                Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying

Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE IX

AMENDMENTS

Section 9.01                                Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(a)                                  to cure any ambiguity, omission, defect or inconsistency in this Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder in any material respect;

(b)                                 to comply with Article 5 or Section 10.08;

(c)                                  to add guarantees with respect to the Notes;

(d)                                 to secure the Company’s obligations under the Notes and this Indenture;

(e)                                  to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(f)                                    to make any change that does not adversely affect the rights of any Holder;

(g)                                 to conform the provisions of this Indenture to the “Description of Notes” section in the Preliminary Offering Circular; or

(h)                                 to evidence the acceptance or appointment of a successor Trustee.

No amendment made solely to conform this Indenture to the “Description of Notes” section contained in the Preliminary Offering Circular pursuant to which the Notes have been initially offered shall be deemed to adversely affect the interests of the Holders.

Section 9.02                                With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding (including consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a resolution of the Board of Directors delivered to the Trustee, may amend or supplement this Indenture or the Notes; provided, however, that, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Notes may not:

(a)                                  reduce the percentage in aggregate Principal Amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past default;

(b)                                 reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                                  reduce the principal of or extend the Stated Maturity of any Note;

(d)                                 make any change that impairs or adversely affects the conversion rights of any Notes;

(e)                                  reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                                    make any Note payable in a currency other than that stated in the Note;

(g)                                 change the ranking of the Notes;

(h)                                 impair the right of any Holder to receive payment of principal of and any interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)                                     make any change in Section 6.05, Section 6.08 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03                                Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04                                Revocation and Effect of Consents, Waivers and Actions.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder’s Note, even if notation of the consent, waiver or action is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Holder.

Section 9.05                                Notation on or Exchange of Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.06                                Trustee to Sign Supplemental Indentures.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  In signing any supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07                                Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.08                                Notices of Supplemental Indentures.  After an amendment or supplement to this Indenture or the Notes pursuant to Sections 9.01 or 9.02 hereof becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment or supplement to this Indenture.  The failure to deliver such notice, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

ARTICLE X

CONVERSIONS

Section 10.01                          Conversion Privilege and Consideration.  Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder’s option, to convert its Notes, or any portion of such Notes such that the Principal Amount of each Note not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, at a conversion rate initially equal to 77.2410 shares of the Common Stock (subject to adjustment as provided in Sections 10.05, 10.06 and 10.07, the “Conversion Rate”) per $1,000 Principal Amount of Notes, into an amount of cash and a number of shares of the Common Stock, if any, in accordance with Section 10.03, only under the following circumstances:

(a)                                  Stock Price Condition.  Prior to the Close of Business on the Business Day immediately preceding April 15, 2016, a Holder may surrender all or a portion of its Notes for conversion during any calendar quarter (and only during such calendar quarter) commencing after September 30, 2011, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding calendar quarter, the Last Reported Sale Price of the Common Stock is greater than 130% of the applicable Conversion Price on such Trading Day.

(i)                                                 On the first Business Day of each calendar quarter commencing after September 30, 2011, through and including June 30, 2016, the Company will determine whether the Notes are convertible pursuant to this Section 10.01(a) and, by the close of business on such Business Day, notify the Trustee whether the Notes are so convertible.

(ii)                                              If the Company determines that the Notes have become convertible in accordance with this Section 10.01(a), as promptly as practicable, the Company shall notify the Holders that the condition to conversion described in this Section 10.01(a) has been satisfied.

(b)                                 Trading Price Condition.  Prior to the Close of Business on the Business Day immediately preceding April 15, 2016, a Holder may surrender all or a portion of its Notes for conversion during the five consecutive Business Day period immediately following any five consecutive Trading Day period (the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 Principal Amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in the immediately following paragraph, was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the applicable Conversion Rate in effect on such Trading Day (for any Trading Day, the “Trading Price Product”).

Unless the Company requests that the Bid Solicitation Agent determine the Trading Price of the Notes, the Bid Solicitation Agent will have no obligation to determine the Trading Price of the Notes, and unless a Holder (x) provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Notes on the applicable day will be less than 98% of the Trading Price Product for such day and (y) requests that the Company require the Bid Solicitation Agent to begin determining the Trading Price of the Notes as provided in the immediately following paragraph of this Section 10.01(b), the Company will have no obligation to request that the Bid Solicitation Agent begin to determine the Trading Price of the Notes as provided in the immediately following paragraph of this Section 10.01(b).  The Bid Solicitation Agent shall have no liability for the bids it receives or for its non-negligent failure to obtain bids.

Upon receipt from a Holder of such evidence and such a request, the Company shall promptly (but in no event later than one Business Day after receipt of such evidence) instruct the Bid Solicitation Agent in writing to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company will determine) the Trading Price of the Notes beginning on the immediately following Trading Day after receipt of such evidence and request and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 Principal Amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day.

As promptly as practicable after the condition to conversion described in this Section 10.01(b) has been met, the Company shall notify the Holders and the Trustee in writing of the Trading Price during the Measurement Period that caused such condition to be met and of the Holders’ right to convert their Notes in accordance with this Section 10.01(b).  On the first Trading Day thereafter on which the Trading Price per $1,000 Principal Amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day, as promptly as practicable, the Company shall notify the Holders and the Trustee in writing of such Trading Price and that the condition to conversion described in this Section 10.01(b) is no longer satisfied.

(c)                                  Prior to the Close of Business on the Business Day immediately preceding April 15, 2016, if the Company elects to distribute to all or substantially all holders of the Common Stock:

(i)                                                 rights, options or warrants entitling such holders, for a period of not more than 45 calendar days after the announcement date for such issuance, to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(ii)                                              assets of the Company, debt securities (or other evidence of indebtedness) or rights to purchase Company’s securities, which distribution has a value per share of Common Stock, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution;

then, in either case, at least 50 Scheduled Trading Days immediately prior to the Ex-Dividend Date for such issuance or distribution, the Company shall notify Holders of their rights to convert their Notes in accordance with this Section 10.01(c), the Conversion Rate in effect on the date the Company delivers such notice, any adjustments to the Conversion Rate that it must make as a result of such issuance or distribution, and the effective date for any such adjustments.  Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for the issuance or distribution and (y) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time; provided, however, that the Holders will not be entitled to convert their Notes under this Section 10.01(c) if such Holders will participate (as a result of holding the Notes, and at the same time and on the same terms as Holders of Common Stock participate) in any of the transactions described above in Sections 10.01(c)(i) and (ii) as if such Holders of Notes held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000, without having to convert their Notes.

(d)                                 Certain Corporate Events.  Prior to the Close of Business on the Business Day immediately preceding April 15, 2016, if (x) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs (regardless of whether Holders have the right to require the Company to repurchase the Notes pursuant to Article III), or (y) the Company is a party to a consolidation, merger, binding share exchange, sale, conveyance, transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets (in either case (x) or case (y), a “Corporate Event”), then a Holder may surrender all or a portion of its Notes for conversion at any time from or after the later of (A) the 50th Scheduled Trading Day immediately preceding the anticipated effective date of such Corporate Event and (B) the Business Day after the Company delivers notice to the Holders of such Corporate Event until (I) if such Corporate Event constitutes a Fundamental Change, the Fundamental Change Repurchase Date for such Fundamental Change, or (II) if such Corporate Event does not constitute a Fundamental Change, 50 Trading Days immediately following the effective date of such Corporate Event.  The Company shall deliver notice of a Corporate Event to the Trustee and the Holders in writing as promptly as practicable following the date on which it publicly announces such Corporate Event, but in no event later than 50 Scheduled Trading Days prior to the anticipated effective date of such Corporate Event; provided, however, that if the Company does not have knowledge of a Corporate Event at least 50 Scheduled Trading Days prior to the anticipated effective date of such Corporate Event, the Company shall deliver notice of such Corporate Event to the Trustee and the

Holders in writing within one Business Day following the date on which the Company obtains notice of or otherwise becomes aware of such Corporate Event but in no event later than the actual effective date of such Corporate Event.  Any such notice of a Corporate Event will include a brief description of such Corporate Event and the conversion right provided by this Section 10.01(d) and state the anticipated effective date of such Corporate Event.  If the Company delivers to the Trustee and the Holders notice of a Corporate Event before such Corporate Event becomes effective, and such Corporate Event fails to become effective, the Company shall deliver to the Trustee and the Holders a second notice, which notice will state that such Corporate Event failed to become effective and whether the Holders may still convert their Notes pursuant to any other provision of this Indenture.

(e)                                  Conversion on or After April 1, 2016.  On or after April 1, 2016, a Holder may surrender all or a portion of its Notes for conversion at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of whether any of the conditions in paragraphs (a), (b), (c) or (d) of this Section 10.01 have been met, and the Company shall so notify the Holders on or before April 1, 2016.

Section 10.02                          Conversion Procedures.

(a)                                  To convert all or a portion of a Note, the Holder of such Note must:

(i)                                                 pay any funds required under Section 10.02(c)(i);

(ii)                                              pay any taxes or duties required under Section 10.02(c)(ii); and

(iii)                                           if such Note is a Global Note,  (A) complete any instruction form required by the Depositary to effect the conversion of a beneficial interest under the Applicable Procedures; (B) deliver such Note by book-entry transfer to the Conversion Agent; and (C) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to convert such beneficial interest; or

(iv)                                          if such Note is a Definitive Note, (A) complete and manually sign the conversion notice provided on the back of such Note (the “Conversion Notice”) or a facsimile of the Conversion Notice; (B) deliver such Note and the Conversion Notice (which is irrevocable) for such Note to the Conversion Agent; and (C) furnish any endorsements and transfer documents reasonably required by the Company, the Trustee or Conversion Agent.

The first Business Day on which a Holder satisfies the requirements set forth in clauses (i) through (iv) above with respect to a Note and on which such conversion is not otherwise prohibited pursuant to this Indenture, will be the conversion date (the “Conversion Date”) for such Note.  If, at any time, the last date on which any Note may be converted is not a Business Day, such Note may be converted on the immediately following Business Day.

(b)                                 Conversions in Whole and in Part.

(i)                                                 If a Holder surrenders the entire Principal Amount of a Note for conversion, as of the Conversion Date for such Note, such person will no longer be the Holder of such Note.

(ii)                                              If a Holder surrenders only a portion of a Definitive Note for conversion, promptly after the Conversion Date for such portion, the Company shall, in accordance with Section 2.04 hereof, execute, and the Trustee will, in accordance with Section 2.04 hereof, authenticate and deliver to such Holder a new Definitive Note or new Definitive Notes in an authorized denomination or authorized denominations equal to the aggregate Principal Amount of the unconverted portion of such Definitive Note.  Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note to reduce the Principal Amount represented by such Global Note by the Principal Amount of the converted beneficial interest.  If the Trustee is not the Conversion Agent at the time of any conversion, the Company shall promptly notify the Trustee in writing of such conversion.

(iii)                                           If any shares of Common Stock are issuable upon the conversion of a Note, the person in whose name the certificate or certificates for such shares of Common Stock will be registered will become the holder of record of such shares at the Close of Business on the last Trading Day of the Cash Settlement Averaging Period corresponding to the Conversion Date for such Note.

(c)                                  Additional Conversion Requirements.

(i)                                                 If a Holder surrenders a Note for conversion after the Close of Business on any Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest if any, that will be payable on such Note on such Interest Payment Date; provided, however, that a Holder need not make such payment (A) if the Company has specified a Fundamental Change Repurchase Date that is after the Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, (B) to the extent of any overdue interest on the Note, if any overdue interest exists at the time of conversion, or (C) if the Holder surrenders the Note after the Close of Business on the last Regular Record Date immediately preceding the Maturity Date and before the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(ii)                                              If a Holder surrenders a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax due and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion.  However, if any tax is due because the Holder requests that any shares of Common Stock issued upon conversion be issued in a name other than that of the Holder, the Holder will pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing shares of Common Stock being issued in a name other than that of the converting Holder.

Section 10.03                          Settlement Upon Conversion.

(a)                                  Except as set forth in Sections 10.07(f) and 10.08 hereof, if a Holder surrenders a Note for conversion, the Company shall satisfy its obligation to convert such Note by delivering, on the third Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period corresponding to the Conversion Date for such Note, an amount of cash and a number of shares of Common Stock (such number of shares of Common Stock, the “Aggregate Share Amount”), if any, that is equal to the sum of the Daily Settlement Amounts for each of the 40 Trading Days in such Cash Settlement Averaging Period (the “Conversion Value”).

(b)                                 Notwithstanding the provisions of Section 10.03(a), if, and only if, delivery of the Aggregate Share Amount upon settlement of a conversion would not be permissible under the listing standards of the NASDAQ Global Select Market without the Company first having obtained stockholder approval in accordance with such listing standards, and the Company has not theretofore obtained such stockholder approval, then, with respect to such conversion, the Company may, on any one or more Trading Days during such Cash Settlement Averaging Period, reduce the Daily Share Amount applicable to such Trading Day(s) to the extent, and only to the extent, necessary so that the Aggregate Share Amount required to be delivered upon settlement of such conversion pursuant to this Section 10.03 does not exceed the maximum amount permitted to be delivered pursuant to such listing standards; provided that, for each one (1) share (or fraction thereof) of Common Stock the Company deducts from the Daily Share Amount of a Trading Day pursuant to this Section 10.03(b), the Company shall increase the Daily Cash Amount for such Trading Day by an amount equal to the Daily VWAP on such Trading Day of the relevant Cash Settlement Averaging Period (or, in the case a fraction of a share was so deducted, an amount equal to the product of such fraction and the Daily VWAP on such Trading Day of the relevant Cash Settlement Averaging Period).

(c)                                  Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Conversion Value applicable to any Conversion Date.  Instead, if the Conversion Value applicable to any Conversion Date includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (1) such fraction of a share and (2) the Daily VWAP for the Common Stock on the last Trading Day of the Cash Settlement Averaging Period applicable to such Conversion Date.

(d)                                 If a Holder surrenders more than one Note for conversion on a single day, the amount of cash and the number of shares of Common Stock, if any, that the Company will deliver upon conversion shall be determined based on the total Principal Amount of Notes converted by such Holder.

(e)                                  If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note.  In addition, the Company will pay accrued and unpaid interest on a converted Note to a converting Holder only (1) if the Conversion Date for such Note occurred (A) after the Regular Record Date immediately preceding the Maturity Date or (B) after a Regular Record Date and on or prior to a Fundamental Change Repurchase Date that is on or prior to the Interest Payment Date corresponding to such Regular Record Date, or (2) to the extent that interest is payable on such Note pursuant to paragraph 7 of the Notes, and the Company’s delivery to such Holder of the amount of cash and number of shares of Common Stock, if any, into which such Holder’s Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay to such Holder (A) the Principal Amount of such converted Note and (B) any accrued and unpaid interest on such converted Note to, but not including, the Conversion Date.  If the Conversion Value includes both cash and shares of the Common Stock, such accrued and unpaid interest will be deemed paid first out of the cash paid upon such conversion.  As a result, except as provided in this Section 10.03(e), any accrued and unpaid interest to, but not including, the Conversion Date with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(f)                                    Definitions.

(i)                                                 Only for the purposes of determining the amounts due upon conversion, “Trading Day” means any day on which (1) there is no Market Disruption Event (as defined in Section 10.03(f)(ii)) and (2) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then listed or admitted for trading. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or admitted for trading, “Trading Day” means “Business Day.”

(ii)                                              Only for the purposes of determining the amounts due upon conversion, “Market Disruption Event” means (1) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

Section 10.04                          Stock Issued Upon Conversion.

(a)                                  The Company shall, prior to issuance of any shares of Common Stock under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(b)                                 Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim (except any lien or adverse claim created by the action or inaction of the Holder to whom such shares are delivered).  The Company will endeavor to comply promptly with all federal and state securities laws regulating the offer and delivery of any Common Stock deliverable upon conversion of the Notes; provided, that the Company shall not be obligated to register the offer and sale of the Common Stock under the Securities Act or any other applicable securities laws.  In addition, the Company will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed and will comply with any stock exchange rules applicable to the Notes and/or the Common Stock (or Reference Property) issuable upon conversion of the Notes.

If any shares of the Common Stock issued upon conversion are required to bear a Restricted Stock Legend, such shares of Common Stock will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities” (as defined under Rule 144), and the Company will affix, or will direct its transfer agent to affix upon such shares of Common Stock the Restricted Stock Legend that is set forth in Exhibit B.

Section 10.05                          Adjustment of Conversion Rate.  The Company shall adjust the Conversion Rate from time to time as described in this Section 10.05.

(a)                                  Stock Dividends and Share Splits.  If the Company exclusively issues shares of the Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or if the Company effects a share split of the Common Stock or a share combination of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be.  If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made or any share split or combination of the type described in this Section 10.05(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)                                 Rights and Warrants.  If the Company issues to all or substantially all holders of its outstanding Common Stock rights, options or warrants entitling such holders for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the first date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the first public announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance of rights, options or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the distributed rights, options or warrants were not exercised, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.05(b), in determining whether any rights, option or warrants entitle holders of the Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the first public announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                Spin-Offs and Other Distributed Property.

(i)                                                 If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, other than:

(A)                  dividends, distributions, rights, options or warrants for which an adjustment is made pursuant to Section 10.05(a) hereof or Section 10.05(b) hereof, as applicable;

(B)                    dividends or distributions paid exclusively in cash; and

(C)                    Spin-Offs for which an adjustment is made pursuant to Section 10.05(c) hereof,

then the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 Principal Amount of Notes, at the same time and upon the same terms as the holders of Common Stock, the amount and kind of Capital Stock, evidences of indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

Any increase in the Conversion Rate made under this Section 10.05(c)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

(ii)                                              With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed (or will be listed upon the consummation of the spin-off) on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the

Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the Last Reported Sale Price as if such Capital Stock or similar equity interest were Common Stock) over the first 10 consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate as a result of a Spin-Off shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 10.05(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the applicable Conversion Rate. If the Ex-Dividend date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references in the portion of this Section 10.05(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period.

(d)                                 Cash Dividends or Distributions.  If any cash dividend or other cash distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive for each $1,000 Principal Amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e)                                  Tender Offers or Exchange Offers.   If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, where the value of the cash and any other consideration included in the payment per share of the Common Stock validly tendered or exchanged exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of the Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period immediately following, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but shall be given effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references in this Section 10.05(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the Conversion Date in determining the applicable Conversion Rate. If the Trading Day immediately following the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references in this Section 10.05(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period.

(f)                                    After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted, without duplication.  Except as set forth in this Article 10, the Conversion Rate shall not be adjusted for the issuance of the Common Stock or any securities convertible into or exchangeable for the Common Stock or carrying the right to purchase the Common Stock or any such security or for any other event.

(g)                                 Notwithstanding anything else in this Section 10.05, if any adjustment to the Conversion Rate described in clauses 10.05(a) through 10.05(e) hereof becomes effective and a Holder that has converted its Notes (i) receives shares of Common Stock based on an adjusted Conversion Rate and (ii) is a holder of record of such shares of Common Stock on the record date for the dividend, distribution or other event giving rise to the adjustment or otherwise participates in such dividend, distribution or other event giving rise to the adjustment as a result of holding such shares of Common Stock, then, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, the Company may adjust the number of shares of Common Stock that it delivers to such Holder as it determines is appropriate to reflect such Holder’s participation in the related dividend, distribution or other event giving rise to the adjustment.

(h)                                 To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, the converting Holder will receive, in addition to shares of Common Stock received in connection with such conversion, if any, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Capital Stock, evidences of indebtedness, assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities as described in Section 10.05(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i)                                     If a Holder converts a Note and, on any Trading Day during the Cash Settlement Averaging Period applicable to such Note, any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a) through 10.05(e) hereof has occurred, but does not result in an adjustment for such Trading Day for such Holder, the Company shall adjust the Daily Settlement Amount it delivers to such Holder for such Trading Day in a manner that appropriately reflects the relevant distribution or transaction requiring adjustment.

(j)                                     Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Value, the Daily Settlement Amount or any functions thereof over a span of multiple days (including, without limitation, during a Cash Settlement Averaging Period and during the ten Trading Day period used to determine the “Stock Price” for purposes of determining the number of Make-Whole Shares associated with a Make-Whole Fundamental Change), the Board of Directors will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period in which the Last Reported Sale Prices, Daily VWAPs, the Daily Conversion Value, Daily Settlement Amount or such functions thereof is to be calculated.

(k)                                  No adjustment to the Conversion Rate pursuant to Sections 10.05(a) through 10.05(e) hereof (other than in the case of a share split or share combination) will be made if each Holder participates in the relevant transaction, without having to convert its Notes, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, as if it held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the Principal Amount of Notes held by such Holder, divided by $1,000. In addition, if immediately prior to the effective time for such adjustment, the application of any the adjustments set forth in Sections 10.05(a) through 10.05(e) hereof, other than as a result of a reverse share split, share combination or readjustment, would result in a decrease in the Conversion Rate, the Company will not adjust the Conversion Rate.

(l)                                     Deferral of Adjustments.  Notwithstanding anything to the contrary in this Section 10.05, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate; provided, however, that, if the Company defers any adjustments pursuant to this Section 10.05(l), the Company shall make such deferred adjustments, regardless of whether the aggregate adjustment is less than 1% (i) upon any conversion of Notes and (ii) on each of the 42 Scheduled Trading Days immediately preceding the Maturity Date.

(m)          Notwithstanding any of the foregoing, the Conversion Rate will not be adjusted:

(i)                upon the issuance of:

(A)      any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B)       any shares of Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee agreement or arrangement of, or assumed by, the Company or any of its Subsidiaries; or

(C)       any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) above and outstanding as of the date the Notes were first issued;

(ii)               for any change in the par value of the Common Stock; or

(iii)              for accrued and unpaid interest, if any, on the Notes.

(n)          Notices.  Upon the public announcement of any event that will require the Company to make an adjustment to the Conversion Rate pursuant to this Section 10.05, the Company shall deliver to each Holder, the Trustee and the Conversion Agent a written notice, which notice shall include (i) a brief description of such event, (ii) the date on which the Company anticipates that such event will occur, (iii) the date on which the Company anticipates that the adjustment to the Conversion Rate will become effective, and (iv) if any record date, Expiration Date, Ex-Dividend Date or effective date is applicable to such event, the anticipated record date, Expiration Date, Ex-Dividend Date or effective date.  Neither the failure to give such notice, nor any defect therein, will affect the legality or validity of such action by the Company.

Whenever the Company adjusts the Conversion Rate pursuant to this Section 10.05, the Company shall promptly deliver to each Holder a written notice, which notice will include (i) a brief description of the event requiring adjustment to the Conversion Rate pursuant to this Section 10.05, (ii) the effective date of such adjustment, (iii) the Conversion Rate in effect after such adjustment is made and (iv) a schedule explaining, in reasonable detail, how the Company calculated such adjustment. On the same day the Company delivers such notice to each Holder, the Company shall deliver to the Trustee, the Paying Agent and the Conversion Agent, an Officers’ Certificate that includes all of the information contained in such notice, which Officers’ Certificate each of the Trustee, the Paying Agent and the Conversion Agent may treat as conclusive evidence that the adjustment specified in such Officers’

Certificate is correct and will be in effect as of the effective date specified in such Officers’ Certificate.  The failure to deliver such notice will not affect the legality or validity of any such adjustment.

(o)           Certain Definitions.  For purposes of this Section 10.05, (i) the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but (ii) so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company,

For purposes of this Section 10.05, (a) the term “effective date” will mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the transaction; and (b) the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of securityholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

Section 10.06         Discretionary Adjustments.  The Company may, from time to time, to the extent permitted by law and the rules of the NASDAQ Global Select Market and other securities exchange on which Company’s securities are then listed:

(a)           increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the best interest of the Company, which determination shall be conclusive, and (ii) such increase is in effect for a period of at least 20 Business Days; and

(b)           increase the Conversion Rate if the Board of Directors determines, which determination shall be conclusive, that such increase is advisable to avoid or diminish any income tax imposed on holders of the Common Stock or rights to purchase the Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

Whenever the Board of Directors determines that the Company will increase the Conversion Rate pursuant to this Section 10.06, the Company shall deliver to each Holder notice of such increase at least 20 Business Days before such increase will take effect, which notice shall state the increase to be made and the period during which such increase will be in effect.

Section 10.07         Adjustments to Conversion Rate Upon Fundamental Change Transactions.

(a)           If a Fundamental Change occurs (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of such definition, a “Make-Whole Fundamental Change”) and a Holder elects to convert its Notes “in connection” with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 10.07, increase the Conversion Rate for such Notes surrendered for conversion by the number of additional shares of Common Stock (the “Make-Whole Shares”) described in this Section 10.07.  For purposes of this Section 10.07, a conversion of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the notice of conversion for such Notes is received by the Conversion Agent during the period beginning on, and including, the effective date of such Make-Whole Fundamental Change (the “Fundamental Change Effective Date”) and ending on, and including, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Make-Whole Fundamental Change (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the effective date of such Make-Whole Fundamental Change).  The Company shall notify Holders of the effective date of any Make-Whole Fundamental Change and issue a press release announcing such effective date no later than five Business Days after such effective date.

(b)           The number of Make-Whole Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below and will be based on the Fundamental Change Effective Date and the Stock Price (paid or deemed paid) for such Make-Whole Fundamental Change.  If the Holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Price of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of the Make-Whole Fundamental Change.

(c)           The Stock Prices set forth in the first row (i.e., the column headers) of the table set forth below will be adjusted as of each date on which the Conversion Rate is adjusted pursuant to Section 10.05.  The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and the denominator of which is the Conversion Rate in effect immediately after the adjustment.  The numbers of Make-Whole Shares set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate is adjusted pursuant to Section 10.05.

(d)           The following table sets forth hypothetical Fundamental Change Effective Dates, Stock Prices and the number of Make-Whole Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Fundamental Change Effective Date and Stock Price.

Effective	Stock Price
Date	$9.59	$10.00	$12.00	$12.95	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00	$40.00	$50.00	$75.00
July 25, 2011	27.0343	27.0343	20.5376	17.7365	15.2609	11.8038	9.4286	7.7295	5.1110	3.6565	2.1152	1.3153	0.4089
July 15, 2012	27.0343	27.0343	19.6037	16.6896	14.1477	10.6709	8.3508	6.7376	4.3509	3.0857	1.7848	1.1140	0.3431
July 15, 2013	27.0343	27.0343	18.1501	15.1198	12.5254	9.0834	6.8861	5.4243	3.3942	2.3908	1.3944	0.8777	0.2662
July 15, 2014	27.0343	26.2318	15.9181	12.7805	10.1738	6.8887	4.9478	3.7551	2.2698	1.6090	0.9640	0.6153	0.1820
July 15, 2015	27.0343	23.9408	12.4793	9.2106	6.6659	3.8236	2.4421	1.7497	1.0688	0.7948	0.4958	0.3196	0.0888
July 15, 2016	27.0343	22.7590	6.0923	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e)           If the Stock Price and/or Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(i)                if the Stock Price is between two Stock Prices in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, then the number of Make-Whole Shares will be determined by a straight-line interpolation between the numbers of Make-Whole Shares set forth for the higher and lower Stock Prices listed in the table or the earlier and later Fundamental Change Effective Dates listed in the table, as applicable, based on a 365-day year;

(ii)               if the Stock Price is greater than $75.00 per share, subject to adjustment in the same manner as the Stock Prices listed in the table, the Conversion Rate will not be adjusted; and

(iii)              if the Stock Price is less than $9.59 per share, subject to adjustment in the same manner as the Stock Prices listed in the table, the Conversion Rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 104.2753 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 10.05 hereof.

(f)            If a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company shall settle the conversion of such Note in accordance with Section 10.03 hereof; provided, however, that notwithstanding anything to the contrary in Section 10.03 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in Section 1.01 hereof in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company shall settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 Principal Amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date for such Note (including any Make-Whole Shares added to such Conversion Rate pursuant to this Section 10.07) and (ii) the Stock Price for such Make-Whole Fundamental Change.

Section 10.08         Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)           If any of the following events occur:

(i)                any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii)               any consolidation, merger or combination involving the Company;

(iii)              any sale, lease or other transfer to a third party of all or substantially all of the property and assets of the Company; or

(iv)              any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, exchanged for, reclassified or changed into, stock, other securities, or other property or assets (including cash or any combination thereof) (each such event, a “Merger Event,” and, for any Merger Event, such stock, other securities, or other property or assets, the “Reference Property” for such Merger Event), then, on or before the effective date of such Merger Event, the Company and the resulting, surviving or transferee person (if other than the Company) of such Merger Event (the “Merger Successor Corporation”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 9.03 hereof, which supplemental indenture will (A) comply with the TIA as in force on the date such supplemental indenture is executed (if such supplemental indenture is required by law to so comply), (B) provide that the Notes will remain convertible into cash or cash and shares of Common Stock, if any, as set forth in this Indenture; provided that the amount otherwise payable in cash upon conversion of the Notes as set forth in Section 10.03 will continue to be payable in cash, and (C) if the Reference Property for a Merger Event includes shares of stock or other securities or assets of a person other than the Merger Successor Corporation for such Merger Event, then such other company will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders, except that, on and after the effective date of such Merger Event:

(i)                the Daily VWAP for any Trading Day will be determined based on the amount and kind of Reference Property for such Merger Event that a holder of one share of the Common Stock immediately prior to such Merger Event would have owned or been entitled to receive upon the occurrence of such Merger Event, or, if holders of the Common Stock were entitled to elect to receive more than one type and amount of Reference Property, the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively made such election (a “Unit of Reference Property” for such Merger Event);

(ii)               each reference to the “Last Reported Sale Price of the Common Stock” will be deemed to be replaced by a reference to the “Last Reported Sale Price of a Unit of Reference Property”; and

(iii)              if a Unit of Reference Property does not consist solely of one type of common stock that is listed on a U.S. national or regional securities exchange, the adjustments to the Conversion Rate provided in Section 10.05 hereof will be modified by the Board of Directors to provide the Holders with adjustments that have an economic effect on the Holders as nearly equivalent as practicable to the economic effect the adjustments provided by Section 10.05 hereof had on the Holders before such Merger Event.

(b)           As soon as practicable upon learning the anticipated or actual effective date of any Merger Event, the Company shall deliver written notice of such Merger Event to each Holder.  Such Notice will include:

(i)                a brief description of such Merger Event;

(ii)               the Conversion Rate in effect on the date the Company delivers such notice;

(iii)              the anticipated (or actual) effective date for the Merger Event;

(iv)              that, on and after the effective date for the Merger Event, the Notes will be convertible into cash and shares of Common Stock, if any, based on the value of a Unit of Reference Property in lieu of the value of the shares of Common Stock; and

(v)               the anticipated (or actual) composition of a Unit of Reference Property for such Merger Event.

(c)           As promptly as practicable after executing a supplemental indenture in accordance with Section 10.08(a) hereof, the Company shall:

(i)                file with the Trustee an Officers’ Certificate briefly describing the reasons therefor, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent under this Indenture to such Merger Event have been complied with; and

(ii)               cause to be mailed to each Holder, at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, a notice of the execution of such supplemental indenture and the composition of a Unit of Reference Property for such Merger Event; provided that the failure to deliver such notice to any Holder will not affect the validity or legality of such supplemental indenture.

(d)           The provisions of this Section 10.08 will apply successively to successive Merger Events.

(e)           The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.08.

Section 10.09         Responsibility of Trustee.  The Trustee and any other Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  Neither the Trustee nor any Conversion Agent will be responsible for any failure of the Company to deliver the cash or Common Stock, if any, due upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.08 hereof relating to the amount of cash or the number of Units of Reference Property, if any, receivable by Holders upon the conversion of their Notes after any

Merger Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 hereof, the Trustee may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officers’ Certificate (which the Company shall file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  The Trustee will have no responsibility to determine if a supplemental indenture must be entered into pursuant to Section 10.08.

ARTICLE XI

PAYMENT OF INTEREST

Section 11.01         Interest Payments.  Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Note is registered at the Close of Business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose.  Each installment of interest payable in cash on any Definitive Note shall be payable (1) to Holders holding Definitive Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of such Notes and (2) to Holders holding Definitive Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to each Holder or, upon written application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.  In the case of a permanent Global Note, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

Section 11.02         Defaulted Interest.  Except as otherwise specified with respect to the Notes, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.  All such Defaulted Interest shall be payable on the next Interest Payment Date.

(a)           The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be delivered to each Holder at such Holder’s address as it appears in the Register not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 11.03         Interest Rights Preserved.  Subject to the foregoing provisions of this Article 11 and Sections 2.08 and 2.09, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE XII

MISCELLANEOUS

Section 12.01         Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02         Notices; Address of Agency.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following:

if to the Company:

One Rudolph Road,
P.O. Box 1000,
Flanders, NJ 07836
Telephone No.: (973) 691-1300

Facsimile No.:  (973) 691-1435
Attention:  Robert A. Koch, Vice President & General Counsel

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Attn: Corporate Trust Administration

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Unless otherwise provided in this Indenture or in the Notes, (a) any notice or communication given to a Holder of a Definitive Note shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed, and (b) any notice or communication given to a beneficial owner of a Global Note shall be given in accordance with the Applicable Procedures; provided, however, that the Company may, at its option, in lieu of delivering notice in such manner and/or form, satisfy any obligation under Sections 10.01(a)-(e) to deliver notice to a Holder by issuing a press release containing the relevant information and by using commercially reasonable efforts to disseminate such information on the Company’s website or any other public medium reasonably likely to be viewed by such Holder.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company delivers a notice or communication to the Holders, it shall, on the same day, deliver a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 12.03         Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04         Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05         Statements Required in Certificate or Opinion.  Unless the Trustee agrees, in its sole discretion, to accept a different form or format, each Officers’ Certificate or

Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (except for such Officers’ Certificate required to be delivered pursuant to Section 4.03 hereof) shall include:

(a)           a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06         Separability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07         Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08         Calculations.  The calculation of the Conversion Value, Conversion Date, Daily VWAP, Cash Settlement Averaging Period, Fundamental Change Repurchase Price, Conversion Rate, Last Reported Sale Price of the Common Stock, the number of shares of Common Stock, if any, to be issued upon conversion and, except as otherwise provided in this Indenture, each other calculation to be made hereunder shall be the obligation of the Company only and not the Trustee or Conversion Agent.  All calculations made by the Company as contemplated pursuant to this Section 12.08 shall be in good faith and final and binding on the Company and the Holders absent manifest error.  The Company shall provide a schedule of the calculations to the Trustee and the Conversion Agent and the Trustee and the Conversion Agent are entitled to rely upon the accuracy of the calculations without independent verification. The Trustee will forward the calculations of the Company to any Holder upon the request of that Holder.

All calculations will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 12.09         Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and interest shall not accrue for the intervening period.

Section 12.10         Governing Law and Waiver of Jury Trial.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.11         No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.12         Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 12.13         Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14         Table of Contents; Headings.  The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

Section 12.15         Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16         Submission to Jurisdiction.  The Company:  (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 12.17         No Security Interest Created.  Except as provided in Section 7.07 hereof, nothing in this Indenture or in the Notes, expressed or implied, will be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.18         Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, will give to any person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.19         U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

RUDOLPH TECHNOLOGIES, INC.

By:	/s/ Paul F. McLaughlin
	Name:	Paul F. McLaughlin
	Title:	Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Leslie Lockhart
Name: Leslie Lockhart
Title: Senior Associate

EXHIBIT A

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF RUDOLPH TECHNOLOGIES, INC. (THE “COMPANY”) OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

THE NOTES AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED

OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                  REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                  AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                              TO THE COMPANY OR ANY OF ITS SUBSIDIARIES; OR

(B)                                PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)                                TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

RUDOLPH TECHNOLOGIES, INC.

3.75% Convertible Senior Notes due 2016

No.	CUSIP: 781268 AA5
Issue Date:	ISIN: US781268AA59

Principal Amount:

[as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto](1)

RUDOLPH TECHNOLOGIES, INC., a Delaware corporation, promises to pay to [              ] [include “Cede & Co.” for Global Note] or registered assigns, the Principal Amount of $[           ] on July 15, 2016 (the “Maturity Date”).  This Note shall bear cash interest at the rate of 3.75% per annum.  This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

* At such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number 781268 AB3.

(1)  Include for Global Notes only.

RUDOLPH TECHNOLOGIES, INC.

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A.,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

3.75% Convertible Senior Notes due 2016

1.                                       Interest.

This Note shall bear cash interest at the rate of 3.75% per annum.  Interest on this Note shall accrue from the most recent date to which interest has been paid or provided for, or if no interest has been paid or provided for, the Issue Date.  Interest shall be payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2012, to the holders of record of Notes at the Close of Business on the January 1 or July 1 (whether or not a business day), as the case may be, immediately preceding the relevant Interest Payment Date.  Subject to certain exceptions described in the Indenture, each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date or purchase date.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.  Interest shall be calculated using a 360-day year composed of twelve 30-day months.  Interest shall cease to accrue on this Note upon its Stated Maturity, conversion or purchase by the Company at the option of the Holder upon a Fundamental Change in accordance with paragraph 5 hereof.

If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Fundamental Change Repurchase Price pursuant to paragraph 5 hereof or upon the Stated Maturity of this Note) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 7 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the then-applicable interest rate plus 1.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on the next Interest Payment Date.

Pursuant to Section 4.02 of the Indenture, in certain circumstances, the Company will pay Additional Interest or Special Interest on this Note.

Pursuant to Section 6.04 of the Indenture, in certain circumstances, the Company will pay an Extension Fee on this Note.

Pursuant to Section 11.02 of the Indenture and paragraph 7 hereof, in certain circumstances, the Company will pay Defaulted Interest on this Note.

Unless the context requires otherwise, all references to “interest” in this Note will be deemed to include any Additional Interest, Special Interest and the Extension Fee.

2.                                       Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Fundamental Change Repurchase Prices and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.                                       Paying Agent, Conversion Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, organized and existing under the laws of the United States of America (the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the United States of America, which will initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4.                                       Indenture

The Company issued the Notes under an Indenture dated as of July 25, 2011 (the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Notes are senior unsecured obligations of the Company limited to $60,000,000 aggregate Principal Amount (subject to Section 2.01 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.                                       Repurchase by the Company at the Option of the Holder upon a Fundamental Change.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Notes held by such Holder on a date no earlier than 20 calendar days, and no later than 35 calendar days, after the Fundamental Change Notice Date for a Fundamental Change for a Fundamental Change Repurchase Price equal to the Principal Amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to the Interest Payment Date will be paid to

Holders of the Notes as of the preceding Regular Record Date, which Fundamental Change Repurchase Price shall be paid in cash.

Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Repurchase Price, of, together with any accrued and unpaid interest with respect to, all Notes or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Fundamental Change Repurchase Date, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date whether or not the Note is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Repurchase Price and accrued and unpaid interest upon surrender of such Note).

6.                                       Conversion.

Subject to and upon compliance with the provisions set forth in the Indenture (including, the conditions to conversion set forth in Section 10.01 of the Indenture), a Holder of this Note has the right, at such Holder’s option, to convert the Principal Amount hereof or any portion thereof such that the Principal Amount that is not so converted equals $1,000 or an integral multiple of $1,000 in excess thereof into an amount of cash and a number of shares of Common Stock, if any, based on the Conversion Rate in effect on the Conversion Date for this Note. The Conversion Rate will initially equal 77.2410 shares of Common Stock per $1,000 Principal Amount of the Notes and is subject to adjustment as described in the Indenture.

7.                                       Defaulted Interest.

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02 of the Indenture.

8.                                       Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased) or in respect of which a Conversion Notice has been given (except, in the case of a Note to be converted in part, the portion of the Note not to be converted).

9.                                       Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10.                                 Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.                                 Amendment; Waiver.

(a)            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency in the Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any holder of notes in any material respect; (ii) to comply with Article 5 or Section 10.08 of the Indenture; (iii) to add guarantees with respect to the Notes; (iv) to secure the Company’s obligations under the Notes and the Indenture; (v) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to conform the provisions of the Indenture to the “Description of Notes” section in the Preliminary Offering Circular; or (viii) to evidence the acceptance or appointment of a successor Trustee.

12.                                 Defaults and Remedies.

Under the Indenture, Events of Default include: (i) the Company defaults in any payment of interest on any Note when due and payable, and such default continues for a period of 30 days; (ii) the Company defaults in the payment of the Principal Amount when due and payable at its Stated Maturity, upon required repurchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise; (iii) the Company fails to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right; (iv) the Company fails to comply with its obligation under Article 5 of the Indenture; (v) the Company fails to comply in all material respects with its notice obligations under Section 3.03 of the Indenture or under Sections 10.01(c) or (d) of the Indenture, in each case when due (for the avoidance of doubt, if the Company fails to timely deliver any notice described under Section 3.03 of the Indenture or Sections 10.01(c) or (d) of the Indenture on the date when due, such failure will constitute a failure to comply in all material respects with the Company’s notice obligations under Section 3.03 of the Indenture or under Sections 10.01(c) or (d) of the Indenture as the case may be); (vi) the Company fails to comply with any of its agreements in the Notes or the Indenture (other than those referred to in clauses (i) through (v) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default; (vii) the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness in excess of $10 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created (1) resulting in such Indebtedness becoming or being declared due and payable or (2) constituting a failure to pay the principal of, or interest on, any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, in each case of clauses (1) and (2), where such Indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days; (viii) a final judgment for the payment of $10 million or more rendered against the Company or any of its Subsidiaries if such amount is not covered by insurance or an indemnity and is not discharged or stayed within 30 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; and (ix) certain events of bankruptcy or insolvency.

If an Event of Default occurs and is continuing (other than certain events of bankruptcy or insolvency with respect to the Company), the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the Principal Amount through the date of such declaration, and any accrued and unpaid interest through the date of such declaration, on all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company, however, are Events of Default which will result in the Principal Amount on the Notes, and any accrued and unpaid interest through the occurrence of such event, becoming due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity and/or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clauses (i), (ii) and (iii) above) if it determines that withholding notice is in their interests.

13.                                 Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.                                 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.                                 Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

16.                                 Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.                                 GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES, BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

One Rudolph Road,

P.O. Box 1000,

Flanders, NJ 07836

Telephone No.: (973) 691-1300

Facsimile No.: (973) 691-1435

Attention: Robert A. Koch, Vice President & General Counsel

ASSIGNMENT FORM

RUDOLPH TECHNOLOGIES, INC.

3.75% CONVERTIBLE SENIOR NOTES DUE 2016

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s Soc. Sec. or Tax ID no.)

(Print or type Assignee’s name, address and zip code)

and irrevocably appoint

                                            agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

CONVERSION NOTICE

RUDOLPH TECHNOLOGIES, INC.

3.75% CONVERTIBLE SENIOR NOTES DUE 2016

To convert this Note into cash and Common Stock of the Company, if any, check the box: ☐

To convert only part of this Note, state the Principal Amount to be converted (which must be such that the Principal Amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof):

$

If you want any stock certificate issuable upon conversion of this Note made out in another person’s name, fill in the form below:

(Insert other person’s Soc. Sec. or Tax ID no.)

(Print or type Assignee’s name, address and zip code)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

FUNDAMENTAL CHANGE REPURCHASE NOTICE

RUDOLPH TECHNOLOGIES, INC.

3.75% CONVERTIBLE SENIOR NOTES DUE 2016

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Attn: Corporate Trust Administration

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Rudolph Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire Principal Amount of this Note, or the portion thereof (that is such that the Principal Amount of this Note that is repurchased will equal $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

Certificate Number:

Dated:

Signature(s)

Social Note or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

EXHIBIT B

RESTRICTED STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                  AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE COMPANY’S 3.75% CONVERTIBLE SENIOR NOTES DUE 2016 OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                              TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO

B-1

DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

RUDOLPH TECHNOLOGIES, INC.

3.75% CONVERTIBLE SENIOR NOTES DUE 2016

Transfer Certificate

In connection with any transfer of any of Notes that bear the Restricted Notes Legend or that are required to bear the Restricted Notes Legend under the Indenture, the undersigned registered owner of this Note hereby certifies with respect to $                Principal Amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐ The transfer of the Surrendered Notes is to the Company or any of its Subsidiaries; or

☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Notes is to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

Date:

By:

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

C-1

Guarantee Medallion Program

By:
Authorized Signatory

C-2

EXHIBIT D

FORM OF FREE TRANSFERABILITY CERTIFICATE

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Attn: Corporate Trust Administration

Dear Sir/Madam:

Whereas the 3.75% Convertible Senior Notes due 2016 of Rudolph Technologies, Inc. (the “Notes”) have become freely tradable without restriction by non-affiliates of Rudolph Technologies, Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.10 of the Indenture, dated as of July 25, 2011 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i)                                     the restrictive legends described in Section 2.09 of the Indenture and set forth on the Notes will be deemed removed from the Global Notes representing such securities, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders; and

(ii)                                  the Restricted Notes CUSIP will be deemed removed from the global Notes and replaced with the Unrestricted Notes CUSIP set forth therein, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

Rudolph Technologies, Inc.

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF TRANSFER AGENT NOTICE

AMERICAN STOCK TRANSFER & TRUST COMPANY

59 Maiden Lane

New York, New York 10038

Phone: 212 936 5100

Dear Sir/Madam:

Whereas the 3.75% Convertible Senior Notes due 2016 of Rudolph Technologies, Inc. (the “Notes”) have become freely tradable without restriction by non-affiliates of Rudolph Technologies, Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.10 of the Indenture, dated as of July 25, 2011 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes were issued, the Company hereby instructs you that, unless otherwise later instructed in writing by the Company:

(i) any shares of Common Stock issued upon conversion of the Notes (A) shall be issued without the Restricted Stock Legend and (B) will be assigned the Unrestricted Stock CUSIP; and

(ii) (A) the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes and (B) the Restricted Stock CUISIP will be deemed removed from such shares of Common Stock and replaced with the Unrestricted Stock CUSIP.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

Rudolph Technologies, Inc.

By:
Name:
Title:

E-1